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                                                                   Exhibit 10.33

                            SUMMARY PLAN DESCRIPTION
                        EXECUTIVE SURVIVOR INSURANCE PLAN
             PROGRAM OF INSURANCE BENEFITS FOR SALARIED EMPLOYEES
                      OF AMERICAN RAILCAR INDUSTRIES, INC.

FORWARD

The purpose of the Executive Survivor Insurance Plan is to provide additional protection for your spouse while you are an active employee and to continue that protection during your retirement years. This valuable protection is an integral part of the total benefit program provided to you by ARI. Please report any changes in your marital status to the Employee Benefits Department.

IMPORTANT FACTS ABOUT THE PLAN

PLAN NAME:                         Executive Survivor Insurance Plan, as part
                                   of the Program of Insurance Benefits for
                                   Salaried Employees of American Railcar
                                   Industries, Inc.

PLAN SPONSOR:                      American Railcar Industries, Inc.
                                   100 Clark Street
                                   St. Charles, Missouri 63301

PLAN ADMINISTRATOR:                Employee Benefits Administration Committee
                                   American Railcar Industries, Inc.
                                   100 Clark Street
                                   St. Charles, Missouri 63301
                                   (636)940-5000

AGENT FOR SERVICE                  Secretary or Plan Administrator
OF LEGAL PROCESS:                  American Railcar Industries, Inc.
                                   100 Clark Street
                                   St. Charles, Missouri 63301

EMPLOYER ID NO.:                   43-1481791

PLAN NUMBER:                       501

PLAN YEAR:                         June 1 to May 31

SOURCE OF CONTRIBUTIONS:           Employer

BENEFITS PROVIDED BY:              Prudential Insurance Company of America
                                   Prudential Plaza
                                   Newark, New Jersey  07101

TYPE OF PLAN:                      Welfare

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ELIGIBILITY

The following are classifications by which an employee with a qualified spouse may become eligible to participate in the Plan:

      - Any employee with one year of continuous service whose job classification is grade C-5 and above;

      - Any employee with one year of continuous service whose job classification is grade C-3 and above and who is a Director of a function, or a President of a subsidiary company; or

      - Any employee with one year of continuous service who is a full Officer of the Company regardless of pay grade.

Plan participation is subject to approval of the Employee Benefits Administration Committee.

Once an employee has been determined eligible to participate, a change in job classification will not cause termination of coverage under the Plan.

BENEFITS

The Plan provides lifetime benefits to the qualified surviving spouse of a participant who dies either while in active employment with the Company or following retirement at or after age 55. Benefits payable under the Executive Survivor Insurance Plan are apart from any benefits from the Company retirement plans. Benefits are only payable to the qualified surviving spouse who has not ceased to be the participant's spouse by reason of divorce or annulment.

The benefits provided to the qualified surviving spouse are described below:

For death of a retired participant at or after age 55:

A monthly benefit equal to that which would have been payable under the Company retirement plan if the participant had retired with a 50% Joint and Survivor benefit regardless of the type of retirement benefit elected.

For death of an active participant:

I. Before participant's attainment of age 55 - An annual benefit, paid in monthly installments, equal to 20% of the participant's annual salary less any amount payable under the survivor provisions of the Company's retirement plans.

II. On or after the participant's attainment of age 55 - The greater of (a) the benefit payable under (I) above and (b) an amount determined as if the participant had retired on the first day of the month coincident with or next following the date of death less any applicable reductions, actuarial or otherwise.

In no event shall the monthly benefit payable to the surviving spouse of a retired or active


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participant exceed $6,500.

As benefits under this program are funded through term life insurance, participation in the Plan may result in imputed income for Federal Income Tax purposes. Any imputed income will be reflected annually on Form W-2 or Form 1099.

CLAIM REVIEW PROCEDURE

If a claim for benefits is denied, the Plan Administrator must give written notice of such denial by mail within 90 days after the claim is filed with it or its representatives (or 180 days if special circumstances exist). Such notice must set forth:

      -     the specific reason or reasons for the denial;

      -     the specific plan provisions on which the denial is based; and

      - any additional material or information necessary in order to perfect the claim and an explanation of why such material or information is necessary.

Following receipt of such denial, the right exists to appeal the decision. Specific information regarding the claim review procedure can be obtained from the Human Resources Department.

PLAN AMENDMENT, TERMINATION AND LOSS OF BENEFIT

The Company intends to continue this Plan indefinitely but does reserve the right, in its sole discretion, to amend or modify the Plan or, if conditions warrant, discontinue all or part of the Plan. If this event should happen, any benefits to which a surviving spouse is entitled will be payable and no action on the part of the Company can cause that benefit to be reduced or eliminated.

Termination of employment, other than by retirement at or after age 55 will cause coverage to cease under this program. Benefits are payable only to the qualified surviving spouse of the participant. No other person is eligible to be a beneficiary under the Executive Survivor Insurance Plan.

In the case of any inconsistency between this description and the provisions of the Plan, the actual provisions of the insurance contract shall apply.

YOUR RIGHTS UNDER ERISA

As a participant in the Executive Survivor Insurance Plan, you are entitled to certain rights and protection under the Employee's Retirement Income Security Act of 1974 (ERISA)

ERISA provides that all plan participants shall be entitled to:

      - Examine, without charge, at the Plan Administrator's office and at other specified locations, such as subsidiary locations, all documents governing the Plan, including


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      insurance contracts, and a copy of the latest annual report (Form 5500
      Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Security Benefits Administration.

      - Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may charge a reasonable amount for the copies.

      - Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to provide each participant a copy of the summary annual report.

In addition to giving rights to plan participants, ERISA places certain duties upon those who are responsible for operating the plan. The Employee Benefits Administration Committee manages and administers the plan, and has the responsibility to act in the interest of plan participants and must carry out its duties in accordance with the fiduciary standards of ERISA.

No one, including your employer, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or from exercising your rights under ERISA. If a claim for benefits is denied, in whole or in part, a written explanation of the reason for the denial must be given. The right to have the claim reviewed and reconsidered is also available.

Under ERISA, there are steps to take to enforce your rights as outlined above.

For instance, if you request material from the Plan Administrator and do not receive it within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the material and pay you up to $100 a day until you receive the material unless the material was not sent because of reasons beyond the control of the Administrator.

If a claim for benefits which is denied or ignored, in whole or in part, suit may be filed in a state or federal court.

If it should happen that plan fiduciaries misuse the plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the plan you have sued to pay these costs and fees. If you lose, the court may order you to pay costs and fees if, for example, it finds your claim frivolous.

If it should ever become necessary for you or your beneficiary to take legal action against the Plan Sponsor, over the terms of the plan or your rights under ERISA, legal process should be served on the Secretary, American Railcar Industries, Inc., 100 Clark Street, Charles, Missouri, 63301. Legal process may also be served on the Plan Administrator.


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If you have any questions about the plan, you should contact the Plan
Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the Employee Benefits Security Administration, Department of Labor.


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